SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                               AMENDMENT NO. 1

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 24, 1998


                       SPG PROPERTIES, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)



   Maryland                  1-12618             35-1901999
 --------------           ------------        --------------
(State or other           (Commission         (IRS Employer
 jurisdiction             File Number)     Identification No.)
of incorporation)



                       115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA            46204
             --------------------------------------  --------
            (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:  317.636.1600

    This Amendment No. 1 to the Registrant's Report on Form 8-K dated October 9, 1998 regarding the Registrant's combination with Corporate Property Investors, Inc. (predecessor to Simon Property Group, Inc.) and its paired-share affiliate is being filed to amend Item 7(b) to provide certain required pro forma financial information which was impracticable to provide at the time the original Form 8-K was filed. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the original
Form 8-K.


Item 7.  Financial Statements and Exhibits

     (b) Pro Forma Financial Information.

     The required pro forma condensed financial information of SPG Properties, Inc. follows beginning at page F-1.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                        SPG PROPERTIES, INC.

                                        /s/ John Dahl
                                        ---------------------
                                        John Dahl,
                                        Senior Vice President and Chief
                                        Accounting Officer
                                        (Principal Accounting Officer)

                                        Date: December 8, 1998

              PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying financial statements prepared by the management of SPG Properties, Inc. ("SPG Properties") present the pro forma consolidated condensed Statements of Operations of SPG Properties and subsidiary for the nine months ended September 30, 1998, and for the year ended December 31, 1997. SPG Properties, formerly Simon DeBartolo Group, Inc. ("SDG"), is a substantially wholly owned subsidiary of Simon Property Group, Inc. ("SPG"). No pro forma balance sheet is required because the merger and related transactions and the Other Property Transactions described below were reflected in SPG Properties' unaudited interim balance sheet included in SPG Properties' quarterly report on Form 10-Q for the period ended September 30, 1998. SPG Properties and subsidiary's operating results are derived from its partnership interests in Simon Property Group, L.P. (the "Operating Partnership"). SPG Properties' noncontrolling interest in the Operating Partnership is accounted for using the equity method. Also attached are pro forma consolidated condensed Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1997, of the Operating Partnership, SPG Properties' equity method investee.

     The pro forma consolidated condensed Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997, are presented as if (i) the Corporate Property Investors, Inc.("CPI") Merger and related transactions which were consummated for financial reporting purposes as of the close of business on September 24, 1998, (ii) the September and November 1997 transactions by SDG to acquire ten portfolio properties and a 50% ownership interest in an eleventh property of The Retail Property Trust, ("RPT"), (iii) the December 1997 acquisition by SDG of the Fashion Mall at Keystone at the Crossing, (iv) the January 1998 acquisition by CPI of Phipps Plaza,
(v) the January 1998 sale by CPI of Burnsville Mall, (vi) the January 1998 acquisition by SDG of Cordova Mall, (vii) the February 1998 acquisition by SDG of a 50% interest in a portfolio of twelve regional malls and (viii) the sale by CPI of the General Motors Building had occurred as of January 1, 1997, (items (ii) through (vii) collectively, the "Other Property Transactions").

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by management. These assumptions give effect to the CPI Merger being accounted for as a reverse purchase in accordance with generally accepted accounting principles, resulting in the assets and liabilities transferred to the Operating Partnership being reflected at fair value. The cash contributed by the Operating Partnership on behalf of its partners to Corporate Realty Consultants, Inc. ("CRC") and the newly formed CRC operating partnership was accounted for as a distribution. The pro forma financial information has been updated to reflect revised assumptions based upon the completion of the CPI Merger and related transactions in September 1998. The pro forma financial information is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of SPG Properties, SDG, the Operating Partnership, and CPI.




                              SPG PROPERTIES, INC.

            Pro Forma Consolidated Condensed Statement of Operations
                  For the Nine Months Ended September 30, 1998
                            (unaudited, in thousands)

                                       Pro Forma

                                      SPG Properties
                             SPG         Restated
                         Properties     to Equity      Pro Forma
                        (Historical)      Method      Adjustments     Total


REVENUE/INCOME
Equity in Earnings of the
Operating Partnership*    $    --      $   97,037    $  (17,494)(L)   $ 79,543
Minimum rent              565,294              --            --             --
Overage rent               22,766              --            --             --
Tenant reimbursements     283,805              --            --             --
Other income               60,754              --            --             --
Total revenue/income      932,619          97,037       (17,494)        79,543

EXPENSES
Property & other
expenses                  328,690              --            --             --
Depreciation and
amortization              177,710              --            --             --
Total expenses            506,400              --            --             --

INCOME BEFORE ITEMS
     BELOW                426,219          97,037       (17,494)        79,543

INTEREST EXPENSE          281,748              --            --             --

INCOME BEFORE MINORITY
INTEREST                  144,471          97,037       (17,494)        79,543

MINORITY PARTNERS'
INTEREST                   (4,704)             --            --             --

(LOSS) GAIN ON SALES OF
ASSETS                     (7,283)             --            --             --

INCOME BEFORE
UNCONSOLIDATED ENTITIES   132,484          97,037       (17,494)        79,543

INCOME FROM UNCONSOLIDATED
 ENTITIES                   8,789              --            --             --

INCOME OF THE OPERATING
PARTNERSHIP               141,273          97,037       (17,494)        79,543

LESS:
LIMITED PARTNERS' INTEREST
IN THE OPERATING
PARTNERSHIP                42,867              --            --             --
MANAGING GENERAL PARTNERS'
INTEREST IN THE
OPERATING    PARTNERHIIP    1,369              --            --             --

PREFERRED DIVIDEND
REQUIREMENT                22,002          22,002            --         22,002

NET INCOME AVAILABLE TO
COMMON  SHAREHOLDERS      $75,035      $   75,035    $  (17,494)      $ 57,541


The accompanying notes and management's assumptions are an integral part of this statement.

* See detailed adjustments relating to the Operating Partnership's pro forma results in the accompanying pro forma Statement of Operations and notes thereto.



                           SIMON PROPERTY GROUP, L.P.

            Pro Forma Consolidated Condensed Statement of Operations
                  For the Nine Months Ended September 30, 1998
           (unaudited, in thousands except unit and per unit amounts)
                                                     Pro Forma
                                                    CPI                            Merger and
                                  CPI          (1/1 to 9/24)       Sale of GM       Related           Other
                 SPG, LP     (1/1 to 9/24)      (Historical)        Building      Transactions       Property
             (Historical) (A) (Historical)  Not Transferred (B) (Historical)(C)   Adjustments    Transactions(I)    Total

REVENUE
Minimum rent    $  565,294   $   237,413         $ (8,264)     $   (46,067)    $    2,250(D)      $    (248)  $   750,378
Overage rent        22,766         3,303              (82)              --                               33        26,020
Tenant
reimbursements     283,805       110,071           (3,417)          (7,217)                            (616)      382,626
 Other income       60,754        15,384             (207)          (6,140)          (600)(E)           (71)       69,120
 Total  revenue    932,619       366,171          (11,970)         (59,424)         1,650              (902)    1,228,144

EXPENSES
Property & other
expenses           328,690       146,215           (3,752)         (23,552)            --              (613)      446,988
Merger related costs    --        83,019               --               --        (83,019)(K)            --            --
Depreciation and
amortization       177,710        61,149           (1,342)          (3,493)        28,300(F)            216       262,540
   Total expenses  506,400       290,383           (5,094)         (27,045)       (54,719)             (397)      709,528

INCOME BEFORE ITEMS
  BELOW            426,219        75,788           (6,876)         (32,379)        56,369              (505)      518,616

INTEREST EXPENSE   281,748        48,058              (53)            (307)        75,030(G)          2,827       407,303

INCOME BEFORE
MINORITY INTEREST  144,471        27,730           (6,823)         (32,072)       (18,661)           (3,332)      111,313

MINORITY PARTNERS'
INTEREST            (4,704)           --               --               --             --                --        (4,704)

(LOSS) GAIN ON SALES
 OF ASSETS          (7,283)      244,147               --         (198,891)            --                --        37,973

INCOME BEFORE
UNCONSOLIDATED
     ENTITIES      132,484       271,877           (6,823)        (230,963)       (18,661)           (3,332)      144,582

INCOME FROM
UNCONSOLIDATED
     ENTITIES        8,789        15,756               --               --             --             1,879        26,424

INCOME OF THE
OPERATING
PARTNERSHIPS BEFORE
EXTRAORDINARY
ITEMS              141,273       287,633           (6,823)        (230,963)       (18,661)           (1,453)      171,006

PREFERRED UNIT
REQUIREMENT         22,742        10,061               --               --         23,098(H)             --        55,901

NET INCOME AVAILABLE
TO UNIT HOLDERS $  118,531    $  277,572         $ (6,823)     $  (230,963)    $  (41,759)        $  (1,453)  $   115,105




NET INCOME AVAILABLE
TO UNIT HOLDERS
ATTRIBUTABLE TO:

MANAGING GENERAL
PARTNER (SPG)          629                                                                                       $ 24,598
 GENERAL PARTNER
 (SPG Properties)   75,035                                                                                         57,541
LIMITED PARTNERS    42,867                                                                                         32,966
                  $118,531                                                                                       $115,105
NET INCOME PER
UNIT
 HOLDERS-
BASIC AND DILUTED $   0.67                                                                                          $0.51

WEIGHTED AVERAGE
OUTSTANDING
OR EQUIVALENT
UNITS          176,752,302                                                                                    223,630,555(J)

The accompanying notes and management's assumptions are an integral part of this statement.

                              SPG PROPERTIES, INC.
            Pro Forma Consolidated Condensed Statement of Operations
                      For the Year Ended December 31, 1997
                           (unaudited, in thousands )

                                                      Pro  Forma
                                            SPG Properties
                                   SPG        Restated
                               Properties     to Equity    Pro Forma
                                (Historical)   Method     Adjustments   Total

REVENUE/INCOME
Equity in Earnings of the
 Opera ing Partnership*          $     --     $137,179    $(2,903)(L)  $134,276
Minimum   rent                    641,352           --         --            --
Overage   rent                     38,810           --         --            --
Tenant   reimbursements           322,416           --         --            --
Other    income                    51,589           --         --            --
     Total   revenue/income     1,054,167      137,179     (2,903)      134,276
EXPENSES
Property & other expenses         376,237           --         --            --
Depreciation and amortization     200,900           --         --            --
            Total   expenses      577,137           --         --            --

INCOME   BEFORE   ITEMS  BELOW    477,030      137,179     (2,903)      134,276

INTEREST   EXPENSE                287,823           --         --            --

INCOME BEFORE MINORITY INTEREST   189,207      137,179     (2,903)      134,276

MINORITY PARTNERS' INTEREST        (5,270)          --         --            --

GAIN   ON  SALE  OF  ASSETS            20           --         --            --

INCOME BEFORE UNCONSOLIDATED
    ENTITIES                      183,957      137,179     (2,903)      134,276

INCOME FROM UNCONSOLIDATED
    ENTITIES                       19,176           --         --            --

INCOME OF THE OPERATING
PARTNERSHIPS BEFORE
EXTRAORDINARY   ITEMS             203,133      137,179     (2,903)      134,276

LESS: LIMITED PARTNERS' INTEREST
  IN THE  OPERATING  PARTNERSHIP   65,954           --         --            --

PREFERRED DIVIDEND REQUIREMENT     29,248       29,248         --        29,248

NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS                   $107,931     $107,931    $(2,903)     $105,028

The accompanying notes and management's assumptions are an integral part of this statement.

* See detailed adjustments relating to the Operating Partnership's pro forma results in the accompanying pro forma Statement of Operations and notes thereto.


                           SIMON PROPERTY GROUP, L.P.
            Pro Forma Consolidated Condensed Statement of Operations
                      For the Year Ended December 31, 1997
                 (in thousands except unit and per unit amounts)

                                                     Pro Forma
                                                                                        Merger and
                                                      CPI             Sale of GM         Related            Other
                    SDG, LP          CPI          (Historical)         Building        Transactions        Property
                (Historical) (A) (Historical) Not Transferred (B)  (Historical)(C)     Adjustments     Transactions(I)    Total

REVENUE
Minimum rent       $  641,352        $ 319,862         $(10,085)          $(77,707)      $   3,000(D)   $ 88,305       $ 964,727
Overage rent           38,810           10,489             (167)              (536)             --         5,119          53,715
Tenant reimbursements 322,416          138,579           (3,934)           (12,297)             --        49,251         494,015
Other income           51,589           24,858             (546)              (962)           (800)(E)     4,463          78,602
  Total revenue     1,054,167          493,788          (14,732)           (91,502)          2,200       147,138       1,591,059
EXPENSES
Property & other
expenses              376,237          199,503           (4,368)           (40,420)             --        53,779         584,731
Depreciation and
 amortization         200,900           91,312           (1,784)           (17,764)         34,100(F)     28,866         335,630
    Total expenses    577,137          290,815           (6,152)           (58,184)         34,100        82,645         920,361
INCOME BEFORE ITEMS
 BELOW                477,030          202,973           (8,580)           (33,318)        (31,900)       64,493         670,698

INTEREST EXPENSE      287,823           69,562               --               (716)        102,790(G)     82,870         542,329

INCOME BEFORE
 MINORITY
  INTEREST            189,207          133,411           (8,580)           (32,602)       (134,690)      (18,377)        128,369

MINORITY PARTNERS'
INTEREST               (5,270)              --               --                 --              --            --          (5,270)

GAIN ON SALE OF ASSETS     20          122,410               --                 --              --            --         122,430

INCOME BEFORE
UNCONSOLIDATED
ENTITIES              183,957          255,821           (8,580)           (32,602)       (134,690)      (18,377)        245,529

INCOME FROM
 UNCONSOLIDATED
 ENTITIES              19,176           21,390               --                 --              --         8,770          49,336

INCOME OF THE
OPERATING
PARTNERSHIPS BEFORE
EXTRAORDINARY ITEMS   203,133          277,211           (8,580)           (32,602)       (134,690)       (9,607)        294,865

PREFERRED UNIT
 REQUIREMENT           29,248           13,712               --                 --          31,488(H)         --          74,448

NET INCOME AVALIABLE
 TO UNIT
  HOLDER            $ 173,885        $ 263,499         $ (8,580)          $(32,602)      $(166,178)      $(9,607)      $ 220,417

NET INCOME AVAILABLE
 TO UNIT
HOLDERS ATTRIBUTABLE
 TO:

MANAGING GENERAL
PARTNER (SPG)       $      --                                                                                          $  49,528
 GENERAL PARTNER
 (SPG Properties)     107,931                                                                                            105,028
LIMITED PARTNERS       65,954                                                                                             65,861
                    $ 173,885                                                                                          $ 220,417


NET INCOME PER UNIT--
 BASIC              $    1.08                                                                                          $    1.04
DILUTED             $    1.08                                                                                          $    1.03

WEIGHTED AVERAGE
 OUTSTANDING
OR EQUIVALENT
 UNITS
     BASIC        161,022,887                                                                                        212,690,398(J)
     DILUTED      161,406,951                                                                                        213,074,462(J)

The accompanying notes and management's assumptions are an integral part of this statement.



SPG Properties, Inc. and Simon Property Group, L.P. - Notes and
Management's Assumptions to Unaudited Pro Forma Consolidated Condensed Statements of Operations (dollars in thousands)

1. Basis of Presentation

     Prior to the CPI Merger described below, Simon DeBartolo Group, Inc. ("SDG"), now SPG Properties, Inc.("SPG Properties"), held a controlling partnership interest in Simon DeBartolo Group, L.P. (the
"Operating Partnership"), now Simon Property Group, L.P.   SDG also held
preferred interest and therefore is entitled to preferred distributions from, the Operating Partnership of 8.75% and 7.89%, respectively, on the 8,000,000 $25 par value Series B preferred units and 3,000,000 $50 par value Series C preferred units. The Operating Partnership is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing properties, primarily regional malls and community shopping centers.

     In February 1998, SDG, CPI and CRC entered into the Merger Agreement, which provided for the merger of a substantially wholly-owned subsidiary of CPI with and into SDG. CPI is a self-administered and self-managed privately held REIT which invests in income-producing properties. As of the CPI Merger date, CPI owned or held interests in 26 properties, 23 shopping centers, one community center and two office buildings. CRC was engaged in the ownership, operation, acquisition and development of income producing properties directly or through interests in joint ventures and other non-REIT qualifying activities.

     Pursuant to the Agreement and Plan of Merger dated February 18, 1998, among Simon DeBartolo Group, Inc. ("SDG"), Corporate Property Investors, Inc. ("CPI"), and Corporate Realty Consultants, Inc. ("CRC"), the CPI Merger and related transactions were consummated for financial reporting purposes, as of the close of business on September 24, 1998. SPG Merger Sub, Inc., a substantially wholly-owned subsidiary of CPI, merged with and into SDG with SDG continuing as the surviving company. Legally, SDG became a majority-owned subsidiary of CPI. The outstanding shares of common stock of SDG were exchanged for a like number of shares of CPI. The Operating Partnership contributed $22 million in cash to CRC and the newly formed SRC Operating Partnership on behalf of the SDG stockholders and the limited partners of SDG, LP for beneficial interests in CRC in order to pair the common stock of CPI with 1/100th of a share of common stock of CRC and to obtain units in the SRC Operating Partnership in order that the limited partners of the Operating Partnership will hold the same proportionate interest in the SRC Operating Partnership as they hold in the Operating Partnership.

     Immediately prior to the consummation of the CPI Merger, the holders of CPI common stock were paid a merger dividend consisting of
(i) $90 in cash, (ii) 1.0818 additional shares of CPI common stock and
(iii) 0.19 shares of 6.50% Series B convertible preferred stock of CPI. Each share of the 6.5% $100 par value Series B convertible preferred stock is convertible into 2.586 shares of SPG common stock. Immediately prior to the CPI Merger, there were 25,496,476 shares of CPI common stock outstanding. The aggregate value associated with the completion of the CPI Merger is approximately $5.9 billion including transaction costs and liabilities assumed. The purchase price includes 209,249 shares of 6.5% $1,000 par value of Series A convertible preferred stock previously issued by CPI which remained outstanding following the CPI Merger. Each share of Series A convertible preferred stock is convertible into 37.995 shares of SPG common stock.

     To finance the cash portion of the CPI Merger consideration, $1.4 billion was borrowed under a new senior unsecured medium term bridge loan (the "CPI Merger Facility"), which bears interest at a base rate of LIBOR plus 65 basis points and matures in three mandatory amortization payments (on June 22, 1999, March 24, 2000 and September 24, 2000). An additional $236,100 was also borrowed under the Operating Partnership's existing $1.25 billion credit facility. In connection with the CPI Merger, CPI was renamed `Simon Property Group, Inc.' CPI's paired share affiliate, Corporate Realty Consultants, Inc., was renamed `SPG Realty Consultants, Inc.' ("SRC"). In addition SDG and SDG, LP were renamed `SPG Properties, Inc.', and `Simon Property Group, L.P.', respectively.

     Upon completion of the CPI Merger, SPG transferred substantially all of the CPI assets acquired, which consisted primarily of 23 regional malls, one community center, two office buildings and one regional mall under construction (other than one regional mall, Ocean County Mall, and certain net leased properties valued at approximately $153.1 million) net of liabilities assumed (SPG remains a co-obligor with respect to the CPI Merger Facility) of approximately $2.3 billion to the Operating Partnership or one or more subsidiaries of the Operating Partnership in exchange for 47,790,550 limited partnership interests and 5,053,580 preferred partnership interests in the Operating Partnership. The preferred partnership interests carry the same rights and equal the number of preferred shares issued and outstanding as a direct result of the CPI Merger. Likewise, the assets of SRC were transferred to the SRC Operating Partnership in exchange for partnership interests.

     As a result of the CPI Merger and related transactions, the common stockholders of SPG own a share of common stock of SPG and a beneficial interest in SRC. The beneficial interest in SRC are stapled to a share of SPG. Accordingly, a share of SPG cannot be transferred without a corresponding transfer of the beneficial interest in SRC. SPG and SRC operate as a paired-share REIT structure for income tax purposes.

     SPG and SRC (together, the "Company") own directly and indirectly a managing general partnership interest of 71.6% in the operating partnerships as of September 30, 1998. As of September 30, 1998, the Company owned or held a consolidated interest in 241 income-producing properties, which consisted of 153 regional malls, 76 community shopping centers, three specialty retail centers, six office and mixed-use properties and three value-oriented regional malls in 35 states.

     SPG Properties held a noncontrolling 50.4% general partnership interest in the Operating Partnership as of September 30, 1998. SPG Properties' ownership interest is included in the percentage interest held by the Company described above.

     The Company accounted for the merger between SDG and the CPI merger subsidiary as a reverse purchase in accordance with Accounting Principles Board Opinion No. 16. Although paired shares of the former CPI and CRC were issued to SDG common stock holders and SDG became a substantially wholly owned subsidiary of CPI following the CPI Merger, CPI is considered the business acquired for accounting purposes. SDG is the acquiring company because the SDG common stockholders hold a majority of the common stock of the Company post-merger. The value of the consideration paid by SDG has been allocated on a preliminary basis to the estimated fair value of the CPI assets acquired and liabilities assumed which resulted in goodwill of $62,227. Goodwill will be amortized over the estimated life of the properties of 35 years. The allocation of the purchase will be finalized when the Operating Partnership completes its evaluation of the assets acquired and liabilities assumed and finalizes its operating plan.

     The Operating Partnership contributed cash to CRC and the SRC Operating Partnership on behalf of the SDG common stockholders and the limited partners of SDG, LP to obtain the beneficial interests in CRC, which were paired with the shares of common stock issued by the Company, and to obtain units of ownership interest ("Units") in the SRC Operating Partnership so that the limited partners of the Operating Partnership would hold the same proportionate interest in the SRC Operating Partnership that they hold in the Operating Partnership. The cash contributed on behalf of its partners was accounted for as a distribution by the Operating Partnership. The cash contributed to CRC and the SRC Operating Partnership in exchange for an ownership interest therein have been appropriately accounted for as capital infusion or equity transactions. The assets and liabilities of CRC have been reflected at historical cost. Adjusting said assets and liabilities to fair value would only have been appropriate if the SDG stockholders' beneficial interests in CRC exceeded 80%.

     As a result of the CPI Merger, SPG Properties became a noncontrolling general partner in the Operating Partnership and, accordingly, as of the merger date, began accounting for its noncontrolling interest in the Operating Partnership using the equity method. Prior to the CPI Merger, SDG, now SPG Properties, accounted for its then controlling interest in the Operating Partnership using the consolidated method of accounting.

     In addition to the CPI Merger Dividends and the Merger, the following transactions (the "Other Property Transactions") have been reflected in the accompanying unaudited pro forma Statements of Operations using the purchase method of accounting. Investments in non-controlled joint ventures are reflected using the equity method. Controlled properties have been consolidated.

          * On September 29, 1997, SDG completed its cash tender offer for all of the outstanding shares of beneficial interests of The Retail Property Trust ("RPT"). In connection therewith, RPT became a subsidiary of the Operating Partnership. RPT owned 98.8% of Shopping Center Associates ("SCA"), which owned or had interests in twelve regional malls and one community shopping center. Following the completion of the tender offer, the SCA portfolio was restructured. SDG exchanged its 50% interest in two SCA properties with a third party for similar interests in two other SCA properties, in which SDG had 50% interests, with the result that SCA now owns interest in a total of eleven properties. Effective November 30, 1997, SDG also acquired the remaining interest in another of the SCA properties. In addition, SDG acquired the remaining 1.2% interest in SCA. At the completion of these transactions, SDG held a 100% interest in ten of the eleven properties, and a noncontrolling 50% ownership interest in the remaining property. The total cost for the acquisition of RPT and related transactions was approximately $1,300,000, which includes SDG common stock issued valued at approximately $50,000, units of the Operating Partnership valued at approximately $25,300, and the assumption of consolidated debt and SDG's pro rata share of joint venture indebtedness of approximately $475,300. The balance of the transaction costs was borrowed under the Operating Partnership's credit facility.

          * On December 29, 1997, the Operating Partnership completed the acquisition of the Fashion Mall at Keystone at the Crossing, a regional mall located in Indianapolis, Indiana, for $124,500. The purchase price was financed by additional borrowings under the Operating Partnership's credit facility of approximately $59,700 and the assumption of approximately $64,800 in mortgage debt. The mortgage debt bears interest at 7.85%.

          * In January 1998, CPI acquired Phipps Plaza, a super regional mall located in Atlanta, Georgia, for approximately $198,800. The transaction was financed with cash of $158,800 and debt of $40,000.

          * In January 1998, CPI sold one of its shopping centers (Burnsville Mall) for $80,672 cash. The selling price exceeded Burnsville Mall's historical net assets of $37,581 at December 31, 1997, by $43,091. A portion ($40,000) of the proceeds received in the Burnsville transaction was used to repay the amount borrowed in connection with the acquisition of Phipps Plaza.

          * In January 1998, SDG acquired Cordova Mall, a regional mall in Pensacola, Florida, for $94,000. This acquisition was financed by issuing units of the Operating Partnership valued at $55,523, the assumption of mortgage debt of $28,935 and other liabilities of $6,842 and cash of $2,700. The mortgage debt, which bore interest at 12.125%, has been refinanced through the Operating Partnership's credit facility.

          * In February 1998, SDG, through a joint venture with another REIT, acquired an interest in a portfolio of twelve regional malls comprising approximately 10.7 million square feet of GLA. SDG's non-controlling 50% share of the total purchase price of $487,250 was financed with a $242,000 unsecured loan which bears interest at 6.4% per annum, accrued payables of $2,750 and the assumption of $242,500 of mortgage debt. The weighted average interest rate on the mortgage debt assumed was 6.94%.

          * In July 1998, CPI sold the General Motors Building for $800,000. The net proceeds of $798,000 were used to pay off the building's mortgage balance ($10,706) with the remainder available to partially finance a portion of the CPI Merger Dividends. CPI paid a commission to SDG totaling $2.5 million for services rendered by SDG in connection with the sale of the General Motors Building. This commission has not been reflected in the accompanying pro forma financial information.

     The accompanying pro forma consolidated condensed Statements of Operations are presented as if the CPI Merger Dividends, the CPI Merger and related transactions and the Other Property Transactions previously described had occurred on January 1, 1997.

     These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of SDG, LP. In the opinion of management, all adjustments necessary to reflect the effects of the CPI Merger and related transactions and the Other Property Transactions previously described have been made. Certain adjustments have been estimated based on information currently available. Final adjustments are not expected to materially impact the pro forma results reported.

     The pro forma financial statements are not necessarily indicative of the actual results of operations for the period ended September 30, 1998, or December 31, 1997, or what the actual results of operations would have been assuming the Merger and the Other Property Transactions had been completed as of January 1, 1997, nor are they indicative of the results of operations for future periods.


2. Pro forma Adjustments to Unaudited Pro Forma Consolidated Condensed Statements of Operations

              In connection with the CPI Merger, CPI incurred $83,019 of merger-related expenses which have been excluded from the Pro Forma Consolidated Condensed Statements of Operations. Further, the gain of $198,891 related to the sale of the General
Motors Building has been excluded from the unaudited Pro Forma
Consolidated Condensed Statements of Operations.




                                                   For the
                                                     Nine      For the
                                                    Months       year
                                                    Ended       Ended
                                                  September    December
                                                   30, 1998    31, 1997
  (A) The historical results of SPG, LP include the historical results of SDG, LP and the post-merger results of CPI for the period from September 25, 1998 to September 30, 1998.

  (B) Reflects the historical operating results of CPI assets not transferred to the Operating Partnership, primarily Ocean County
    Mall.

  (C) Adjustment to reflect the reversal of the historical operating results of the General
    Motors Building which was sold in July 1998.

  (D)  To recognize revenue from straight-lining
    rent related to leases which will be reset in
    connection with the CPI Merger                   $ 2,250     $ 3,000

  (E)  To reflect a reduction in interest income
    due to forgiveness of Notes Receivable from CPI
    employees ($13,200 multiplied by 6%)             $  (600)     $ (800)

  (F)  To reflect the increase in depreciation and
    amortization as a result of recording the
    investment properties at acquisition value,
    allocating 20% of the premium to land, versus
    historical cost, allocating $62,227 to goodwill
    and utilizing an estimated useful life of
    35 years for investment properties and goodwill  $28,300     $34,100

  (G)  To reflect the following adjustments to
    interest expense:
    (1) To reflect the elimination of amortization
        of deferred financing costs related to CPI
        written off in connection with the CPI Merger  $(651)     $(868)

    (2) To reflect the amortization of the costs
        incurred of  $9,500 to finance the cash
        portion of the CPI Merger consideration        4,633      6,334

    (3) To reflect the amortization of $19,165
        premium required to adjust mortgages and other
        notes payable to fair value                  (5,888)    (7,850)

    (4) To reflect interest expense for debt borrowed to finance the CPI Merger and related transactions:

        CPI Merger Facility $1,400,000 at LIBOR
        plus 80 basis points (includes an annual
        facility fee of 15 basis points)--6.45%       66,055      90,300

        Revolving credit facility $236,100 at LIBOR
        plus 65 basis points--6.3%                    10,881      14,874

                                                      76,936     105,174

                                                     $75,030    $102,790



        (A  1/8% change in the LIBOR rate would
         change the annual pro forma adjustment to interest expense by $2,045.)

  (H)  To reflect annual dividends on 6.5%
    Series B Preferred Units issued to SPG in
    connection with the CPI Merger                   $23,098     $31,488

  (I) Other Property Transactions represent the historical operating results of the properties for the appropriate period to reflect a full year of activities in the unaudited pro forma statements of operations. The pro forma adjustments give effect when applicable to:

     (1) An increase in depreciation expense as a result of recording the properties at estimated fair value

      (2) An increase in interest expense primarily resulting from debt incurred to finance the transactions

      (3) The elimination of expenses included in the historical results incurred by the seller directly related to the transaction

      (4) The elimination of the historical results to reflect the sale of Burnsville Mall

     The Other Property Transactions include:

          (1)  The acquisition of Phipps Plaza in January 1998

          (2)  The sale of Burnsville Mall in January 1998

          (3)  The acquisition of Cordova Mall in January 1998

          (4) The acquisition of a 50% interest in a portfolio of twelve regional malls in February 1998

          (5) The September and November 1997 transactions by SDG to acquire ten portfolio properties and a 50% ownership interest in an eleventh property of The Retail Property Trust, ("RPT")

      (6) The December 1997 acquisition by SDG of the Fashion Mall at Keystone at the Crossing




                                                  For the Nine For the year
                                                  Months Ended     Ended
                                                   September     December
                                                    30, 1998     31, 1997

  (J)  The pro forma weighted average
          equivalent units is computed as follows:

  Historical  Weighted  Average  units  outstanding   176,752,302    161,022,887

  Pro forma adjustments:

  Units issued related to the acquisition of
   Cordova  Mall                                          138,045      1,713,016
   Units  issued  related to  RPT  transaction                 --      2,163,945
   Units  issued  related  to the CPI  Merger          46,740,208     47,790,550

   Pro  forma  weighted  average equivalent  units    223,630,555    212,690,398

     The diluted pro forma weighted average
     equivalent units for the nine month period ended September 30, 1998 and for the year ended December 31, 1997 were 223,999,001 and 213,074,462, respectively. Each series of preferred units issued and outstanding during the periods either were not convertible or their conversion would not have had a dilutive effect on earnings per unit. The increase in pro forma weighted average equivalent units under the diluted method is due entirely to the effect of outstanding stock options.

  (K)  To eliminate expenses incurred by CPI during
     the period related to the CPI Merger and related
     transactions including severance, legal,
     accounting and investment banking fees and the
     write off of notes receivable from CPI employees
     related to the CPI stock purchase plan           $(83,019)         N/A


 (L) The pro forma adjustment required to reflect SPG Properties' equity interest in the Operating Partnership as a result of the CPI Merger and Other Property Transactions:


                                               For the nine months ended
                                                  September 30, 1998:
                                            Managing
                                            General       General    Limited
                                Total       Partner       Partner    Partners

Net income of the Operating
Partnership                    $171,006
Preferred unit requirement       55,901        33,899       22,002
                               --------      --------     --------

Pro forma net income
available to unitholders        115,105
                               ========

Weighted average ownership
interest:
     Managing general partner    21.37%        24,598
     General partner             49.99%                     57,541
     Limited partners            28.64%                                32,966
                                             --------      -------    -------
Allocation of pro forma net
income available to
unitholders                     115,105        24,598       57,541     32,966
                                            =========    ---------   ========

SPG Properties pro forma
equity interest in the
Operating Partnership                                       79,543

Less: Historical net income
available to unitholders                                    97,037
                                                          --------

Pro forma adjustment                                     $(17,494)



                                           For the year ended December 31,
                                                        1997:
                                           Managing
                                           General     General     Limited
                                Total      Partner     Partner    Partners

Net income of the Operating
Partnership                    $294,865
Preferred unit requirement       74,448      45,200      29,248
                               --------     -------    --------

Pro forma net income
available to unitholders        220,417
                               ========

Weighted average ownership
interest:
     Managing general partner    22.47%      49,528
     General partner             47.65%                 105,028
     Limited partners            29.88%                              65,861
                                           --------     -------     -------
Allocation of pro forma net
income available to
unitholders                     220,417      49,528     105,028      65,861
                                           ========     -------   ========

SPG Properties pro forma
equity interest in the
Operating Partnership                                   134,276

Less: Historical net income
available to unitholders                                137,179
                                                       --------

Pro forma adjustment                                   $(2,903)